                                                                    Exhibit 10.9
                                                                    Page 1 of 19
The CIT Group
                           LOAN AND SECURITY AGREEMENT

SECTION 1.  DEFINITIONS.
     All capitalized terms which are not defined herein are defined in Rider A attached hereto and made a part hereof ("RIDER A"). Accounting terms not specifically defined shall be construed in accordance with generally accepted accounting principles.

SECTION 2. AMOUNT AND TERMS OF LOANS; GRANT OF SECURITY INTEREST.
     Subject to the terms and conditions hereof, Lender agrees to make Loans to Debtor from time to time, in the amount described in paragraph 2 of Rider A. Each Loan shall be evidenced by Debtor's Note which shall contain the repayment terms and shall bear interest from the date thereof on the unpaid principal amount thereof at the Interest Rate set forth in paragraph 3 of Rider A until such amount shall become due and payable (whether at the stated maturity thereof, by acceleration or otherwise).

     As security for the prompt and complete payment and performance when due of all the Obligations and in order to induce Lender to enter into this Agreement and make the Loans and to extend other credit from time to time to Debtor, whether under this Agreement or otherwise, Debtor hereby grants to Lender a first priority security interest in all Debtor's right, title and interest in, to and under the Collateral, and a second priority security interest in all Debtor's right, title and interest in, to and under Accounts and Inventory.

SECTION 3.  CONDITIONS OF BORROWING.
     Lender shall not be required to make any Loan hereunder unless on the Closing Date thereof all legal matters with respect to, and all legal documents executed in connection with, the contemplated transactions are satisfactory to Lender and all of the following conditions are met to the satisfaction of Lender (except that (a) and (b) are required in connection with the initial Loan only):
(a) Lender has received a satisfactory Secretary's and Incumbency Certificate certified by Debtor's Secretary or Assistant Secretary; (b) if Lender has required that the Loans be guaranteed, Lender shall have received (i) a Guaranty, duly executed by each Guarantor, and (ii) a satisfactory Secretary's and Incumbency Certificate certified by each corporate Guarantor's Secretary or Assistant Secretary; (c) Debtor has executed and delivered to Lender the Note evidencing, and a Supplement describing the Equipment to be financed by, such Loan; (d) the Equipment being financed by such Loan is satisfactory to Lender, has been delivered to, and accepted by, Debtor, and Lender has received satisfactory evidence that the Equipment is insured in accordance with the provisions hereof and that the Cost thereof has been, or concurrently with the making of the Loan shall be, fully paid; (e) Lender has received copies of the invoices and bills of sale, if any, with respect to any new Equipment being financed by such Loan; (f) all filings, recordings and other actions (including the obtaining of landlord and/or mortgagee waivers) deemed necessary or desirable by Lender in order to perfect a first (and only) priority security interest in the Equipment being financed by such Loan have been duly effected, and all fees, taxes and other charges relating to such filings and recordings have been paid by Debtor; (g) the representations and warranties contained in this Agreement and any Guaranty are true and correct with the same effect as if made on and as of such date, and no Default or Event of Default is in existence on such date or shall occur as a result of such Loan; (h) in the sole judgment of Lender, there has been no material adverse change in the financial condition, business or operations of Debtor or any Guarantor from the date referred to in paragraph 4(a) of Rider A; and (i) Lender has received from Debtor and each Guarantor such other documents and information as Lender has reasonably requested.
                                        1

                                                                    Exhibit 10.9
                                                                    Page 2 of 19
SECTION 4.  REPRESENTATIONS AND WARRANTIES.
     In order to induce Lender to enter into this Agreement and to make each Loan, Debtor represents and warrants to Lender that: (a) Debtor is a corporation duly organized, validly existing and in good standing under the laws of its State of Incorporation, has the necessary authority and power to own the Equipment and its other assets and to transact the business in which it is engaged, is duly qualified to do business in each jurisdiction where the Equipment is located and its chief executive office is located at the address set forth in paragraph 7 of Rider A; (b) Debtor has full power, authority and legal right to execute and deliver this Agreement and the Notes, to perform its obligations hereunder and thereunder, to borrow hereunder and to grant the security interest created hereby; (c) this Agreement has been (and each Note when executed and delivered shall have been) duly authorized, executed and delivered by Debtor and constitutes (and each Note when executed and delivered shall constitute) a legal, valid and binding obligation of Debtor enforceable in accordance with its terms except as such rights may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity; (d) the execution, delivery and performance by Debtor of this Agreement and the Notes do not and will not violate any provision of any applicable law or regulation or of any judgment, order, or the like of any court or governmental instrumentality, and will not violate any provision of, or cause a default under, any loan or other agreement, or any contract or judgment to which Debtor is a party or which is binding upon Debtor or any of its assets; (e) Debtor is not in default under any material contract or judgment to which Debtor is a party or which is binding upon Debtor or upon any of its assets; (f) Debtor has filed all Federal, State and local tax returns that are required to be filed and has paid all taxes as shown on said returns and all assessments received by it to the extent such taxes and assessments have become due other that those which are being contested in good faith by Debtor and by appropriate proceedings and as to which appropriate reserves are being maintained in accordance with generally accepted accounting principles and so long as such proceedings operate during the pendency thereof to prevent the sale, forfeiture, or loss of the Collateral, and Debtor does not have any knowledge of any actual or proposed deficiency or additional assessment in connection therewith; (g) there is no action, suit, investigation or proceeding pending or threatened against or affecting Debtor or any of its assets which involves any of the Equipment or any of the contemplated transactions hereunder or which, if adversely determined, could have a material adverse effect on Debtor's business, operations or financial condition; and (h) on each Closing Date, Debtor shall have good and marketable title to the Equipment being financed on such date and lender shall have a perfected first (and only) Lien on such Equipment.

SECTION 5.  COVENANTS.
     Debtor covenants and agrees that from and after the date hereof and so long as the Commitment or any of the Notes is outstanding:

     A. It will: (1) promptly give written notice to Lender of the occurrence of any Event of Loss; (2) observe all material requirements of any governmental authorities relating to the conduct of its business, to the performance of its obligations hereunder, to the use, operation or ownership of the Equipment, or to its other properties or assets, maintain its existence as a legal entity and obtain and keep in full force and effect all rights, franchises, licenses and permits which are necessary to the proper conduct of its business, and pay all fees, taxes, assessments and governmental charges or levies imposed upon any of the Equipment unless such amounts are not yet due or are being contested in good faith by appropriate proceeding; (3) at any reasonable time or times, permit Lender or its authorized representative to inspect the Equipment and, following the occurrence and during the continuation of an Event of Default, to inspect the books and records of Debtor; (4) in accordance with generally accepted accounting principles, keep proper books of record and account in which entries will be made
                                        2

                                                                    Exhibit 10.9
                                                                    Page 3 of 19
of all dealings or transactions in relation to its business and activities; (5) furnish to Lender the following financial statements, all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved, (a) as soon as available, but not later than 120 days after the end of each fiscal year, its consolidated balance sheets as at the end of such fiscal year, and its consolidated statements of profit and loss and consolidated statements of cash flow and all footnotes for such fiscal year together with comparative information for the prior fiscal year, audited by Arthur Andersen and Company or other certified public accountants acceptable to Lender; (b) as soon as available, but not later than 90 days after the end of each of the first three quarterly periods of each fiscal year, its consolidated balance sheets as at the end of such quarterly period and its consolidated statements profit and loss and consolidated statements of cash flow for such quarterly period and for the portion of the fiscal year then ended together with comparative information for the prior comparable period, certified as to their accuracy by its President, Vice President, Treasurer or Controller; and (c) promptly, such additional financial and other information as Lender may from time to time reasonably request; (6) promptly, at Debtor's expense, execute and deliver to Lender such instruments and documents, and take such action, as Lender may from time to time reasonably request in order to carry out the intent and purpose of this Agreement and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of Lender hereby, including, without limitation, the execution, delivery, recordation and filing of financing statements (hereby authorizing lender, in such jurisdictions where such action is authorized by law, to effect any such recordation or filing of financing statements without Debtor's signature, and to file as valid financing statements in applicable financing statement records, photocopies or carbon copies hereof, of the Supplements and of any other financing statement executed in connection herewith); (7) warrant and defend its good and marketable title to the Equipment, and Lender's perfected first (and only) Priority security interest in the Collateral, against all claims and demands whatsoever (hereby agreeing that the Equipment shall be and at all times remain separately identifiable personal property and shall not become part of any real estate), and will, at its expense, take such action (including the obtaining and recording of waivers) as may be necessary to prevent any other Person from acquiring any lien on the Equipment; (8) at Debtor's expense, if requested by lender in writing, attach to the Equipment a notice satisfactory to Lender disclosing Lender's security interest in the Equipment; (9) at Debtor's expense, maintain the Equipment in as good a condition as such Equipment is on the date hereof, normal wear and tear excepted and furnish all parts, replacements and servicing required therefor so that the value, condition and operating efficiency thereof will at all times be maintained, normal wear and tear excepted, and any repairs, replacements and parts added to the Equipment in connection with any repair or maintenance or with any improvement, change, addition or alteration shall immediately, without further act, become part of the Equipment and subject to the security interest created by this Agreement; and (10) obtain and maintain at all times on the Collateral, at Debtor's expense, "All-Risk" physical damage and, if required by Lender, liability insurance (including bodily injury and property damage) in such amounts, against such risks, in such form and with such insurers as shall be satisfactory to Lender; provided, however, that the amount of physical damage insurance shall not be less than the then aggregate outstanding principal amount of the Notes. All physical damage insurance policies shall be made payable to Lender as its interest may appear; if liability insurance is required by Lender, the liability insurance policies shall name Lender as an additional insured. Debtor shall maintain and deliver to Lender the original certificates of insurance or other documents satisfactory to lender prior to policy expiration or upon Lender's request, but Lender shall bear no duty or liability to ascertain the existence or adequacy of such insurance. Each insurance policy shall, among other things, require that the insurer give
Lender at least 30 days' prior written notice of any alteration in the terms of such policy or the cancellation thereof and that the interests of Lender be continued insured regardless of any
                                        3

                                                                    Exhibit 10.9
                                                                    Page 4 of 19
breach of or violation by Debtor of any warranties, declarations or conditions contained in such insurance policy. The insurance maintained by the Debtor shall be primary with no other insurance maintained by Lender (if any) contributory.

     B. It will not: (1) sell, convey, transfer, exchange, lease or otherwise relinquish possession or dispose of any of the Collateral or attempt or offer to do any of the foregoing; provided, however, that the foregoing shall not apply to Equipment which is worn-out, useless or obsolete if such Equipment is replaced by substitute equipment acceptable to Lender, which substitute equipment shall have a value equal to or higher than the Equipment it replaces;
(2) create, assume or suffer to exist any Lien upon the Collateral except for the security interest created hereby; (3) liquidate or dissolve; (4) change the form of organization or its business; or (5) without thirty (30) days prior written notice to Lender, change its name or its chief executive office; (6) move (or in the case of titled vehicles, change the principal base of) any of the Equipment from the location specified on the Supplement relating thereto without the prior written consent of Lender; or (7) make or authorize any improvement, change, addition or alteration to the Equipment which would impair its originally intended function or use or its value.

SECTION 6.  EVENTS OF DEFAULT; REMEDIES.
     The following events shall each constitute an "EVENT OF DEFAULT" hereunder:
(a) Debtor shall fail to pay any Obligation within 10 days after the same becomes due (whether at the stated maturity, by acceleration or otherwise); (b) any representation or warranty made by Debtor in this Agreement, or made by any Guarantor in any Guaranty, or made by Debtor or any Guarantor in any document, certificate or financial or other statement now or hereafter furnished by Debtor or any Guarantor in connection with this Agreement, any Guaranty or any Loan shall at any time prove to be untrue or misleading in any material respect as of the time when made; (c) Debtor shall fail to observe any covenant, condition or agreement contained in Sections 5.A (10) or 5.B hereof or in paragraphs 5 or 6
(b) of Rider A; (d) Debtor shall fail to observe or perform any other covenant or condition contained in this Agreement, and such failure shall continue unremedied for a period of 30 days after the earlier of the date on which Debtor obtains knowledge of such failure or the date on which notice thereof shall be given by Lender to Debtor; (e) Debtor or any Guarantor or any subsidiary of any of them shall default in the payment of, or other performance under, any obligation (in excess of $250,000.00) for payment or lease (whether or not capitalized) or any guarantee to any Person beyond the period of grace, if any, provided with respect thereto; (f) a complaint in bankruptcy or for arrangement or reorganization or for relief under any insolvency law is filed by or against Debtor or any Guarantor (and when filed against Debtor or any Guarantor is in effect for 45 days) or Debtor or any Guarantor admits its inability to pay its debts as they mature; or (g) any Guarantor shall fail to observe or perform any of the terms or conditions of its respective Guaranty, or any Guaranty shall cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any Guarantor or any Guarantor shall deny that such Guarantor has any further liability to Lender with respect thereto, or any individual Guarantor shall die or become incompetent.

     If an Event of Default shall occur, Lender may, by notice of default given to Debtor, do any one or more of the following: (a) terminate the Commitment and/or (b) declare the Notes to be due and payable whereupon the principal amount of the Notes, together with accrued interest thereon and all other amounts owing under this Agreement and the Notes, shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived (and in the case of any Event of Default specified in clause (f) of the above paragraph, such acceleration of the Notes shall be automatic, without any notice by Lender). In addition,
                                        4

                                                                    Exhibit 10.9
                                                                    Page 5 of 19
if an Event of Default shall occur and be continuing, Lender may exercise all other rights and remedies available to it, whether under this Agreement, under any other instrument of agreement securing, evidencing or relating to the Obligations, under the Code, or otherwise available at law or in equity.
Without limiting the generality of the foregoing, Debtor agrees that in any such event, Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Debtor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived), may forthwith do any one or more of the following: collect, receive, appropriate and realize upon the Collateral or any part thereof, and sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver, the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales at such places and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of Debtor, which right or equity is hereby expressly released. Debtor further agrees, at Lender's request, to assemble (at Debtor's expense) the Collateral and make it available to Lender at Debtor's premises in Lone Star, Texas. Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale (after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any or all of the Collateral or in any way relating to the rights of Lender hereunder, including attorney's fees and legal expenses) to the payment in whole or in part of the Obligations, in such order as Lender may elect. Debtor agrees that Lender need not give more than 10 days' notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Debtor shall be liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled. Debtor agrees to pay all costs of Lender, including attorneys' fees, incurred with respect to collection of any of the Obligations and enforcement of any of Lender's rights hereunder. To the extent permitted by law, Debtor hereby waives presentment, demand, protest or any notice (except as expressly provided in this Section 6) of any kind in connection with this Agreement or any Collateral.

SECTION 7.  MISCELLANEOUS
     No failure or delay by Lender in exercising any right, remedy or privilege hereunder or under any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy or privilege. No right or remedy in this Agreement is intended to be exclusive but each shall be cumulative and in addition to any other remedy referred to herein or otherwise available to Lender at law or in equity; and the exercise by Lender of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other remedies. No express or implied waiver by Lender of an Event of Default shall in any way be or be construed to be a waiver or any other subsequent Event of Default. The acceptance by Lender of any regular installment payment or any other sum owing hereunder shall not (a) constitute a waiver of any Event of Default in existence at the time, regardless of Lender's knowledge or lack of knowledge thereof at the time of such acceptance, and (b) constitute a waiver of any Event of Default unless Lender shall have agreed in writing to waive the Event of Default.

     All notices, requests and demands to or upon any party hereto shall be deemed duly given or made when sent by telecopier, by hand, by overnight mail against receipt or when deposited in the United States mail, first class postage prepaid, addressed to such party at its address (or
                                        5

                                                                    Exhibit 10.9
                                                                    Page 6 of 19
telecopier number) set forth in paragraph 7 of Rider A or such other address or telecopier number as may be hereafter designated in writing by such party to the other party hereto.

     Debtor agrees, whether or not the contemplated transactions are consummated, (A) to pay or reimburse Lender for (i) all expenses of Lender in connection with the documentation thereof; (ii) all fees, taxes and expenses of whatever nature incurred in connection with the creation, preservation and protection of Lender's security interest in the Equipment, including, without limitation, all filing and Lien search fees, payment or discharge of any taxes or Liens upon, or in respect to, the Equipment, and all other fees and expenses in connection with protecting or maintaining the Equipment or in connection with defending or prosecuting any actions, suits or proceedings arising out of, or related to, the Equipment; and (iii) all costs and expenses (including legal fees and disbursements) of Lender in connection with the enforcement of this Agreement and the Notes, and (B) to pay, and to indemnify and hold Lender harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, out-of-pocket costs, expenses (including legal expenses) or disbursements of any kind or nature whatsoever arising out of or with respect to this Agreement, the Equipment or Lender's interest therein, including, without limitation, the execution, delivery, enforcement, performance or administration of this Agreement and the Notes and the manufacture, purchase, ownership, possession, use, selection, operation or condition of the Equipment or any part thereof (the foregoing being referred to as the "indemnified liabilities"), provided, that Debtor shall have no obligation hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of Lender. If Debtor fails to perform or comply with any of its agreements contained in this Agreement and Lender shall itself perform, comply or cause performance or compliance, the expenses of Lender so incurred, together with interest thereon at the Late Charge Rate, shall be payable by Debtor to Lender on demand and until such payment is made shall constitute Obligations hereunder. The agreements and indemnities contained in this paragraph shall survive termination of this Agreement and payment of the Notes.

     The Agreement contains the full, final and exclusive statement of the agreement between Lender and Debtor related to the contemplated transactions, and neither this Agreement, nor any terms hereof, may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of a change, waiver, discharge or termination is sought.

     This Agreement shall be binding upon, and inure to the benefit of, Debtor and Lender and their respective successors and assigns, except that Debtor may not assign or transfer its rights hereunder or any interest herein without the prior written consent of Lender.

     Headings of sections and paragraphs are for convenience only, are not part of this Agreement and shall not be deemed to affect the meaning or construction of any of the provisions hereof. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Debtor hereby authorizes Lender to correct patent errors and to fill in such blanks as serial numbers and dates herein and in the Notes, Supplements and in any document executed in connection herewith.
                                        6

                                                                    Exhibit 10.9
                                                                    Page 7 of 19
THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, DEBTOR HEREBY IRREVOCABLY CONSENTS AND AGREES THAT ANY LEGAL ACTION IN CONNECTION WITH THIS AGREEMENT MAY BE INSTITUTED IN THE COURTS OF THE STATE OF NEW YORK, IN THE COUNTY OF NEW YORK OR THE UNITED STATES COURTS FOR THE SOUTHERN DISTRICT OF NEW YORK, AS LENDER MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, DEBTOR HEREBY IRREVOCABLY ACCEPTS AND SUBMITS TO, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT, AND TO ALL PROCEEDINGS IN SUCH COURTS. DEBTOR AND LENDER, IN ANY LITIGATION RELATING TO OR IN CONNECTION WITH THIS AGREEMENT AND ANY NOTE IN WHICH THEY SHALL BE ADVERSE PARTIES, WAIVE TRIAL BY JURY.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their duly authorized officers as of March 22, 1993.

Lender:                                           Debtor:
THE CIT GROUP/EQUIPMENT FINANCING, INC.,          LONE STAR STEEL COMPANY
a NEW YORK corporation                            a DELAWARE corporation
By:  /s/ Joseph M. Pitch                          By:   /s/ R. W. Arp
   -----------------------                           ----------------------
Title:  Vice President                            Title:  Ex V/P
      -------------------                               -------------------

                                                                    Exhibit 10.9
                                                                    Page 8 of 19
THE CIT GROUP
                                   Rider A to
                           Loan and Security Agreement

1. DEFINITIONS. As used in the referenced Loan and Security Agreement, the following terms shall have the following defined meanings (applicable to both singular and plural forms), unless the context otherwise requires:

     "AGREEMENT": "hereof", "hereto", "hereunder" and words of similar meaning: the referenced Loan and Security Agreement including this Rider A and any other rider, schedule and exhibit executed by Debtor and Lender in connection herewith, as from time to time amended, modified or supplemented.
     "BUSINESS DAY": a day other than a Saturday, Sunday or legal holiday under the laws of the State of New York.
     "CLOSING DATE": each date on which a Loan is made.
     "CODE": the Uniform Commercial Code as from time to time in effect in any applicable jurisdiction.
     "COLLATERAL": the Equipment and the Proceeds thereof.
     "COMMITMENT": Lender's obligation to make Loans in the aggregate principal amount stated in paragraph 2 of this Rider A.
     "COST": with respect to any item of new Equipment, the seller's invoiced purchase price therefor (after giving effect to any discount or other reduction) payable by Debtor, and all other amounts payable by Debtor and approved by lender in connection with the acquisition or installation of the Equipment or, with respect to any item of used Equipment for any Event of Loss, such amount of insurance paid by the insurance company. The Cost shall be set forth in the applicable Supplement.
     "DEFAULT": any event which with notice, lapse of time, or both would constitute an Event of Default.
     "EQUIPMENT": any and all items of property which are listed on Supplements, together with all accessories, parts, repairs, replacements, substitutions, attachments, modifications, additions, improvements, upgrades and accessions of, to or upon such items of property, now or hereafter acquired.
     "EVENT OF DEFAULT": as set forth in Section 6 of the Agreement.
     "EVENT OF LOSS": with respect to any item of Equipment, (i) the actual or constructive loss or loss of use thereof, due to theft, destruction, damage beyond repair or to an extent which makes repair uneconomical, or (ii) the condemnation, confiscation or seizure thereof, or requisition of title thereto, or use thereof, by any Person.
     "GUARANTOR": any and all guarantors of Debtor's Obligations under this Agreement and the Notes.
     "GUARANTY": an agreement, in form and substance satisfactory to Lender, made by each Guarantor in favor of Lender guaranteeing the payment and performance of any and all Obligations.
     "INSTALLMENT PAYMENT DATE": with respect to any Note, each date on which a regular installment of principal is due.
     "INTEREST RATE": as set forth in paragraph 3 of this Rider A.
     "LATE CHARGE RATE": a rate per annum equal to the lower of 6% over the Treasury Rate and 18%, but not to exceed the highest rate permitted by applicable law.
     "LIENS": liens, mortgages, security interests, pledges, title retentions, financing statements or other encumbrances of any kind whatsoever, excluding liens arising by operation of law which secure amounts not yet due or amounts being contested in good faith by appropriate proceedings.
     "LOAN": each loan made pursuant to this Agreement.
                                        1

                                                                    Exhibit 10.9
                                                                    Page 9 of 19
     "NOTE": each promissory note executed and delivered by Debtor pursuant hereto, satisfactory in form and substance to Lender.
     "OBLIGATIONS": all indebtedness and liabilities of Debtor to Lender, now existing or hereafter incurred under, arising out of, or in connection with, this Agreement or any Note; and any and all other present and future indebtedness, obligations and liabilities of any kind whatsoever of Debtor to Lender, whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, secured or unsecured, matured or unmatured and whether originally contracted with Lender or otherwise acquired by Lender.
     "PARENT COMPANY": any Person having beneficial ownership (directly or indirectly) of 25% or more of Debtor's shares of voting stock.
     "PERSON": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.
     "PREPAYMENT PERCENTAGE": on the date of the required prepayment or acceleration of any Note pursuant to the Agreement, the product obtained by multiplying 5% by a fraction, the numerator of which is the number of Installment Payment Dates remaining as of the date of prepayment (including the Installment Payment Date, if an, on which prepayment is made) and the denominator of which is twenty-four (24).
     "PROCEEDS": the meaning assigned to it in the Code, and in any event, including, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor from time to time with respect to any of the Equipment; (ii) any and all payments made, or due and payable from time to time, in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Equipment by any Person; (iii) any and all accounts arising out of, a sale or lease of, or chattel paper evidencing a lease of, any of the Equipment; and (iv) any and all other rents or profits or other amounts from time to time paid or payable in connection with any of the Equipment.
     "PROHIBITED TRANSACTION": a transaction described in paragraph 6(b)(i),
(ii) or (iii) of this Rider A.
     "PROHIBITED TRANSACTION FEE": on the date of the required prepayment of the Notes pursuant to the provisions of paragraph 6(b) of this Rider A, the product obtained by multiplying 5% by a fraction, the numerator of which is the number of Installment Payment Dates remaining as of the date of prepayment (including the Installment Payment Date, if any, on which prepayment is made) and the denominator of which is the total number of Installment Payment Dates.
     "PRIME RATE": the rate publicly announced from time to time as the prime rate of Chemical Bank ("CB"); the Prime Rate shall be determined by Lender at the close of business on the 15th day of each calendar month (if the 15th day is not a Business Day then on the first preceding Business Day), and shall become effective as of the first day of the calendar month succeeding such determination and shall continue in effect to, and including the last day of said calendar month. The Prime Rate is not intended to be the lowest rate of interest charged by CB in connection with extensions of credit to debtors.
     "SUPPLEMENT": each supplement executed and delivered by Debtor pursuant hereto, satisfactory in form and substance to Lender.
     SEE ATTACHED SCHEDULE 1 TO THIS RIDER A FOR DEFINITIONS OF ACCOUNTS AND INVENTORY.

2. LOAN AND COMMITMENT. The aggregate principal amount of all Loans shall not exceed $4,600,000.00. Each Loan shall be in a principal amount of not less than $250,000.00. Lender's Commitment shall terminate on March 31, 1993.

3. INTEREST RATE. The interest rate per annum on the unpaid principal amount of each Loan shall be as follows (check one):
                                        2

                                                                    Exhibit 10.9
                                                                   Page 10 of 19
X    Float-to-Fix: a rate per annum equal to 4.00% above the Treasury Rate.  The
- -- "Treasury Rate" shall mean, with respect to each Loan made hereunder, the rate per annum equal to the yield to maturity for the U.S. Treasury Security having a remaining term to maturity closest to the average life of the Loan as at (and shall be fixed as of) the close of business of the 3rd Business Day prior to the making of such Loan hereunder as reported on page 5 ("U.S. Treasury and Money Markets") of the information ordinarily provided by Telerate Systems Incorporated.
__   Floating: a rate per annum equal to _____% above the Prime Rate.
__   Fixed: a rate per annum equal to _____%.

4. ADDITIONAL REPRESENTATIONS AND WARRANTIES. As further inducement to Lender to enter into this Agreement and to make each Loan, Debtor represents and warrants to Lender that:

     (a) All financial statements of Debtor and any Guarantor which have been delivered to Lender have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly Debtor's and any Guarantor's respective financial position as at, and the results of its operations for, the periods ended on the respective dates thereof, and there has been no material adverse change in Debtor's or any Guarantor's financial condition, business or operations since December 31, 1992.

     (b) Debtor has not changed its name in the last five years or done business under any other name except as follows:

     East Texas Steel Facilities, Inc.

     (c) (Applicable only if the voting stock of Debtor is privately held.) The shares of voting stock of Debtor are presently held by the Persons listed below in the percentages listed below:
     LONE STAR TECHNOLOGIES, INC. - 80.5%
     OTHER PARTIES - 19.5%

5. FINANCIAL COVENANTS. Debtor agrees that so long as any Note remains outstanding and unpaid, Debtor shall not, directly or indirectly, permit: (a) the ratio of its consolidated current assets to its consolidated current liabilities to be less than 1.0 to 1.0 at the end of any fiscal quarter; (b) its consolidated net worth (defined as consolidated assets minus consolidated liabilities) at any time to be less than $100,000,000; (c) the ratio of its total liabilities to its consolidated tangible net worth to exceed 1.50 to 1.00 at the end of any fiscal quarter; and (d) for the immediately preceding four (4) consecutive fiscal quarters, the ratio of its net income excluding extraordinary gains and non-recurring income, plus depreciation/amortization less dividends to the current portion of its long term debt and capitalized lease obligations to be less than 1.0 to 1.0 as at the end of any fiscal quarter.

6. PREPAYMENT. (a) Should any item of Equipment suffer an Event of Loss, Debtor shall make a prepayment on the corresponding Note within 30 days thereafter. The amount to be prepaid (the "PREPAID PRINCIPAL AMOUNT") shall be the unpaid principal amount of such Note multiplied by a fraction the numerator of which is the Cost of the item of Equipment which suffered the Event of Loss and the denominator of which is the original principal amount of the Note less the Cost of each item of Equipment which previously suffered an Event of loss or for which a prepayment has otherwise previously been made. There shall be paid, together with the Prepaid Principal Amount, (i) interest accrued thereon to the date of prepayment, (ii) all other amounts then due and owing hereunder and under the Notes. Provided no Default or Event of Default has occurred and is continuing hereunder, instead of making a prepayment
                                        3

                                                                    Exhibit 10.9
                                                                   Page 11 of 19
hereunder, Debtor may use the proceeds of insurance to purchase substitute equipment acceptable to Lender.

     (b) A Prohibited Transaction may be consummated only with Lender's prior written consent. Not less than twenty (20) Business Days prior to the date the proposed Prohibited Transaction is expected to be consummated, Debtor shall give Lender written notice of the proposed Prohibited Transaction. In the event Lender does not consent to the Prohibited Transaction and the Prohibited Transaction is nonetheless to be consummated, Debtor shall, on or prior to the date the Prohibited Transaction is to be consummated, prepay the outstanding principal under all Notes together with (1) all interest accrued thereon, (2) any other amounts then due and owing hereunder or under the Notes, and (3) an amount equal to the product of the Prohibited Transaction Fee and the outstanding principal amount of the Notes. A "PROHIBITED TRANSACTION" shall be one in which: (i) Debtor enters into any transaction of merger or consolidation where it shall not be the surviving corporation; or (ii) Debtor sells, transfers or otherwise disposes of all or any substantial part of its assets other than in the ordinary course of business; or (iii) Debtor's Parent Company ceases to own at lease 66.67% of Debtor's outstanding shares of voting stock.

     (c) On any Installment Payment Date occurring on or after the 12th Installment Payment Date with respect to the last Note executed hereunder, Debtor may, at its option, on at lease 30 days' prior written notice to Lender, prepay all, but not less than all, of the outstanding principal under all Notes executed hereunder together with (i) all interest accrued thereon to the date of prepayment, (ii) all other amounts then due and owing hereunder or under the Notes, (iii) an amount equal to the product of the outstanding principal under all Notes and the Prepayment Percentage for prepayments made on or after the 24th Installment Payment Date, and (iv) an amount equal to the product of the outstanding principal under all notes and 6% for prepayments occurring on or after the 12th Installment Payment Date and or on before the 23rd Installment Payment Date defined as consolidated assets minus consolidated liabilities;

     (d) Except as provided in (a)(b) or (c) of this paragraph 6, the Notes may not be prepaid in whole or in part.

7.   ADDRESSES FOR NOTICE PURPOSES AND DEBTOR'S CHIEF EXECUTIVE OFFICE.
Lender:                                    Debtor:
THE CIT GROUP/EQUIPMENT FINANCING, INC.    LONE STAR STEEL COMPANY
Address:                                   Address:
1211 Avenue of the Americas,21st Floor     5501 LBJ Freeway, Suite 1200
New York, New York  10036                  Dallas, Texas  75240
Telecopier No. (212) 536-1385              Telecopier No. (214) 770-6411
Attn: Vice President/Credit                Attn: Executive VP - Finance

8. COMMITMENT FEE. Lender acknowledges receipt from Debtor of a non-refundable commitment fee in the amount of $46,000.00 (the "COMMITMENT FEE").

THE PROVISIONS SET FORTH IN THIS RIDER A ARE INCORPORATED IN AND MADE A PART OF THE LOAN AND SECURITY AGREEMENT BETWEEN LENDER AND DEBTOR DATED AS OF MARCH 22, 1993.
Lender:                                    Debtor:
THE CIT GROUP/EQUIPMENT FINANCING, INC.,   LONE STAR STEEL COMPANY
a NEW YORK corporation
By:  /s/ Joseph M. Pitch                   By:   /s/ R. W. Arp
   -----------------------                    ----------------------
Title:  Vice President                     Title:  Ex V/P
      -------------------                        -------------------
                                        4

                                                                    Exhibit 10.9
                                                                   Page 12 of 19
                              SCHEDULE 1 TO RIDER A
                                       to
                           LOAN AND SECURITY AGREEMENT

1. The following definitions are hereby inserted in appropriate alphabetical order in Section 1 of Rider A:

     "ACCOUNTS": Debtor's present and future accounts (as defined in the Code as in effect in the State of Texas) and any other accounts receivable, and any and all instruments, documents, contract rights, chattel paper and general intangibles relating thereto, unpaid seller's rights, returned and repossessed goods, all rights to the goods represented by the foregoing and all cash and non-cash proceeds thereof.

     "INVENTORY": Debtor's present and hereafter acquired inventory (as defined in the Code as in effect in the State of Texas) and all additions, substitutions and replacements thereof, wherever located, together with all goods (other than equipment) and materials used or usable in manufacturing, processing, packaging or shipping same; in all stages of production - from raw material through work-in-process to finished goods - and all proceeds of whatever sort.

2.   The following is hereby inserted as Section 5.A (11) of the Agreement:

     (11) Debtor will furnish to Lender as soon as available, but in any event not later than 90 days after the end of each quarterly period thereof, a certificate signed by the Debtor's President, Vice President, Controller or Treasurer certifying to the best of such persons knowledge that Debtor is in compliance with all financial ratio covenants contained in any documents evidencing a loan or similar financial obligation to which it is a party, or if it is not in compliance, the nature of such noncompliance or default, and the status thereof. The statement shall set forth the actual calculations of any financial covenants.

3. The following is hereby inserted as additional Event of Default in Section 6 of the Agreement:

     (h) Debtor or any Guarantor or any subsidiary of any of them shall default in the payment of, or other performance under, any obligation for payment or lease (whether or not capitalized) or any guarantee to Lender or any of Lender's affiliates or subsidiaries beyond the period of grace, if any, provided with respect thereto;

Lender:                                    Debtor:
THE CIT GROUP/EQUIPMENT FINANCING, INC.,   LONE STAR STEEL COMPANY
a NEW YORK corporation
By:                                        By:   /s/ R. W. Arp
   -----------------------------              ----------------------
Title:                                     Title:  Ex V/P
      --------------------------                 -------------------
                                        1

                                                                    Exhibit 10.9
                                                                   Page 13 of 19
THE CIT GROUP
                                   SUPPLEMENT

  This supplement is executed and delivered by Lone Star Steel Company ("Debtor") pursuant to the terms of a Loan and Security Agreement ("Agreement") dated as of March 22, 1993 between Debtor and THE CIT GROUP/EQUIPMENT FINANCING, INC. ("CIT"). Terms defined in the Agreement shall have the respective meanings given to them in the Agreement unless otherwise defined herein or unless the context otherwise requires.

  1. Debtor hereby affirms that as set forth in Section 2 of the Agreement, CIT has a first (and only) Lien on and security interest in the items of personal property ("Unit of Equipment") set forth below:
                             SEE ATTACHED SCHEDULE A

  2. Debtor hereby represents and warrants that the above described items of personal property have been delivered to it, duly assembled and in good working order at Highway 259 South, Lone Star, Texas 75668.

  3. Debtor hereby affirms that the representations and warranties set forth in Section 4 of the Agreement are true and correct as of the date hereof. 3/31/93

  4. Debtor hereby affirms that CIT has made a Loan to it secured by the above described Unit of Equipment, which Loan is evidenced by a Note, in the principal amount of $4,600,000.00 dated 3/31/93.

                                                  Debtor:
                                                  LONE STAR STEEL COMPANY
                                                  By:  R.W. Arp
                                                  Title:  Ex V/P

                            SCHEDULE A TO SUPPLEMENT

1).   New Bronx  6 CR 11-BW Heavy Duty Pipe Straightening Machine.

2).   Ultrasonic Full Body Inspection Facility
          Modified DAPCO Ultrasonic inspection machine, 4.5" - 16" OD Pipe, 50' max length. 90 to 250 pcs per 8 hr. turn.

3).   Turbo-Generators
      No. 1:  15,000 KW, 13,800 volts, 400 PSI Steam, GE Serial No. 6881166.
      No. 2:  15,625 KW, 7,400 volts, 400 PSI Steam, GE Serial No. 8328440.

4).   Scanning Electron Miscroscope
      JEOL USA Inc. model JSM 840-I
      Magnification; 10x - 30,000x, acceleration voltage 0.2Kv - 1Kv in 0.2kv steps. 1kv - 40kv in 1kv steps. With x-ray analyzer, 16 million samples/channel.

5).   Electric Arc Furnace Transformers
      EAF T5:  40 MVA, 138 KV Primary, 34.5 KV Secondary Outdoor, mineral oil filled.  FPE.
      EAF T6:  40 MVA, 138 KV Primary, 34.5 KV Secondary Outdoor, mineral oil filled.  FPE.
      #6 Furnace Transformer:  30 MVA, 34.5 KV Primary, 500 volt Secondary, mineral oil filled, water cooled.  Westinghouse.
                                        1

                                                                    Exhibit 10.9
                                                                   Page 14 of 19
      #7 Furnace Transformer:  30 MVA, 34.5 KV Primary, 500 volt Secondary,
      mineral oil   filled, water cooled.  Westinghouse.
6).   Hot Metal Cranes (4)
      Crane #73:  Whiting 85' span.  Main hoist 100 ton, Aux Hoist 25 ton.
      Crane #151:  P&H 85' span.  Main hoist 100 ton, Aux Hoist 25 ton.
      Cranes #15, 16:  (2) Morgan No.'s 6754, 6755.  Built 1951.  67 Ft. Span,
      Main hoist 275 ton.  Aux Hoist 50 ton.  Aux trolley hoist 15 ton.

7).   EAF Baghouse
      Fuller GATX 232,000 CFM @ 250 deg F. Positive pressure, reverse air.

8).   Mazak NC Pipe Threader
      Mazak Powermaster Chucker w/Mazatrol t-32-2/CNC Control. Threads 7" - 16" 40/60 HP.

9).   Taiyo Seiki NC Pipe Threaders (2)
      No. KY6537N Fanuc CNC Controls, Threads 4 1//2" - 13 5/8". 60 Hp.

10).  Pipe Induction Normalizing Lines (2)
      No. 1 Mill:  Ajax Magnethermic 180 tons/hr. 7" - 16" 150 FPM, 2000 deg. F.
                              48 Megawatts.
      No. 2 Mill:  Ajax Magnethermic 112 tons/hr. 7.25" 150 FPM, 2000 deg. F. 28
                              Megawatts.

11).  Large Wheel Loaders
      Caterpillar
          WL034               980C                63X2042
          WL059               988B                50W3451
          WL177               988B                50W1565
          WL178               988B                50W1623
          WL183               988B                50W2704
          WL184               988B                50W2873
          WL187               988B                50W3024
          WL190               988B                50W3282
          WL202               988B                50W3268
          WL209               988B                50W3322
          WL215               988B                50W3326
          WL235               988B                50W6714
          WL236               988B                50W2126
          WL237               988B                50W3959
          WL290               988B                50W5360
      Fiat-Allis
          WL324               945B                15M01995
          WL326               945B                15M01996
      Terex
          WL064               72-81               56720

12).  Medium Wheel Loaders
      Caterpillar
          WM207               930                 41K8495
          WM214               966C                76J13765
          WM304               950                 49U03465
          WM312               966C                76J28885
      Terex
          WM069               72-21B              70588
                                        2

                                                                    Exhibit 10.9
                                                                   Page 15 of 19
13).  Large Forklifts
      Clark
          FL256               C500-Y300D          Y2030-56-4355
      Taylor Machine
          FL188               TY-520M             S-GO-14072
          FL203               TY-520M             S-GO-14780

14).  Medium Forklifts
      Caterpillar
          FM984               V225                70Y00854
      Clark FM289             C500-Y155D          Y1015-243-4220
      Taylor Machine
          FM136               Y-15-WS             S-11-12050
          FM137               Y-15-WS             S-11-12051
          FM174               Y-15-WS             S-11-11167
          FM179               Y-15-WS             S-11-12865
          FM393               Y-12-WS             S-10-11016
          FM396               Y-30-WOM            S-42-11695
          FM583               Y-12-WS             S-10-14101

15). Small Forklifts
      Clark
          FS071               C500-Y60D           Y685-0024-6165FA
          FS076               C500-Y60D           Y685-0023-6165FA
          FS088               C500-YS80D          Y685-026-6165
          FS089               DPS27               GP138-8-6205
          FS090               C500-YS80D          Y###-##-####FA
          FS091               DPS27               GP138-9-6205FA
          FS165               C500-Y60D           Y685-670-4845
          FS166               IT-80D              IT581-0039-4915
          FS186               C500-YS80D          Y685-219-3961
          FS252               C500-Y60D           Y685-671-4845
          FS263               C500-Y55D           Y355-161-4322
          FS264               C500-Y55D           Y355-160-4322
          FS271               C500-Y60D           Y685-152-4426
          FS278               C500-Y55D           Y355-900-4324
          FS279               C500-Y55D           Y355-1701-4323
          FS280               C500-Y55D           Y355-1132-4324
          FS291               C500-Y55D           Y355-1131-4324
          FS379               C500-Y60D           Y685-328-4245
          FS630               IT-80D              IT581-102-4251
          FS713               C500-Y60D           Y685-147-3576

16).  Large Hydraulic Cranes
      Galion
          HL197               150H Series A       7926
          HL813               125A                3964
      Grove
          HL362               RT58                651060
          HL420               RT58                4446
          HL421               RT60S               34778 CRT 6057
          HL445               RT58                39085

                                                                    Exhibit 10.9
                                                                   Page 16 of 19
THE CIT GROUP
                                 PROMISSORY NOTE
$4,600,000.00                                 New York, New York, MARCH 31, 1993

   FOR VALUE RECEIVED, LONE STAR STEEL COMPANY ("Debtor") promises to pay to the order of THE CIT GROUP/EQUIPMENT FINANCING, INC. ("CIT"), at such address as CIT may designate, in lawful money of the United States, the principal sum of FOUR MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($4,600,000.00) together with interest in like money on the principal sum remaining unpaid from time to time from the date of this Note until due and payable (whether as stated, by acceleration or otherwise) at the rate of EIGHT AND 08/100 percent (8.08%) per annum, said principal and interest to be paid in FORTY-EIGHT (48) consecutive monthly installments, commencing on THE LAST DAY OF APRIL, 1993 with the following installments on the same day of each month thereafter until payment in full of this Note. Each such installment shall be a level payment of principal and interest in the amount of $112,462.43. Each such installment shall be applied first to the payment of any unpaid interest on the principal sum and then to payment of principal. Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Any amount not paid when due under this Note shall bear late charges thereon, calculated at the Late Charge Rate, from the due date thereof until such amount shall be paid in full. Any payment received after the maturity of any installment of principal shall be applied first to the payment of unpaid late charges, second to the payment of any unpaid interest on said principal, and third to the payment of principal.

   This Note is one of the Notes referred to in the Loan and Security Agreement dated as of MARCH 22, 1993 between Debtor and CIT (herein, as the same may from time to time be amended, supplemented or otherwise modified, called the "Agreement"), is secured as provided in the Agreement, and is subject to prepayment only as provided therein, and the holder hereof is entitled to the benefits thereof.

   Terms defined in the Agreement shall have the same meaning when used in this Note, unless the context shall otherwise require.

   Debtor hereby waives presentment, demand of payment, notice of dishonor, notice of intention to accelerate, notice of acceleration and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note and hereby consents to any extensions of time, renewals, releases of any party to this Note, waivers or modifications that may be granted or consented to by the holder of this Note.

   Upon the occurrence of any one or more of the Events of Default specified in the Agreement, the amounts then remaining unpaid on this Note, together with any interest accrued, may be declared to be (or, with respect to certain Events of Default, automatically shall become) immediately due and payable as provided therein.

   In the event that any holder shall institute any action for the enforcement or the collection of this Note, there shall be immediately due and payable, in addition to the unpaid balance hereof, all late charges and all costs and expenses of such action, including attorneys' fees. Debtor and CIT in any litigation relating to or in connection with this Note in which they shall be adverse parties waive trial by jury.

   Debtor agrees that its liabilities hereunder are absolute and unconditional without regard to the liability of any other party, and that no delay on the part of the holder hereof in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single
                                        1

                                                                    Exhibit 10.9
                                                                   Page 17 of 19
or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right.

   If at any time this transaction would be usurious under applicable law, then regardless of any provision contained in the Agreement, in this Note or in any other agreement made in connection with this transaction, it is agreed that (a) the total of all consideration which constitutes interest under applicable law that is contracted for, charged or received upon the Agreement, this Note or any such other agreement shall under no circumstances exceed the maximum rate of interest authorized by applicable law and any excess shall be credited to Debtor and (b) if CIT elects to accelerate the maturity of, or if CIT permits Debtor to prepay the indebtedness described in, this Note, any amounts which because of such action would constitute interest may never include more than the maximum rate of interest authorized by applicable law and any excess interest, if any, shall be credited to Debtor automatically as of the date of acceleration or prepayment.

   THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                      LONE STAR STEEL COMPANY
                      -----------------------
                      By: /s/ R. W. Arp
                         --------------
                      Title:  Ex V/P
                            ---------
(CORPORATE SEAL)

                                                                    Exhibit 10.9
                                                                   Page 18 of 19
The CIT Group/
Business Credit
2110 Walnut Hill Lane, Suite 220
Irving, Texas 75038
214 580-2760

March 30, 1993

Lone Star Steel Company
5501 LBJ Freeway
Suite 1200
Dallas, Texas 75380-3546

Gentlemen:

   Reference is made to the Financing Agreement between us dated March 2, 1993, as amended (the "Financing Agreement"). Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein.

   You have advised us that you wish to (i) enter into a certain $4,600,000 term loan agreement with The CIT Group/Equipment Financing, Inc. ("CITEF") and borrow up to $4,600,000 thereunder, (ii) have such loan (the "Equipment Loan") and all associated obligations to CITEF guarantied by your subsidiary, Texas & Northern Railway Company ("TNRC"), (iii) secure the Equipment Loan by granting liens to CITEF on that portion of your "Equipment" (as defined in the Financing Agreement and herein so called) which is more fully described as the CIT/EF Equipment in the Intercreditor Agreement by and among the Company, CITBC and CITEF attached hereto as Exhibit A (herein the "Intercreditor Agreement") and have TNRC secure its guaranty (the "TNRC Guaranty") by granting liens to CITEF on some or all of its Equipment (collectively, the "Equipment Liens"), and (iv) additionally secure the Equipment Loan by granting junior and subordinate liens to CITEF on your "Accounts" and "Inventory" as defined in the Intercreditor Agreement (the "Second Liens").

   This letter is to confirm our consent to (a) your entering into such term loan agreement, your borrowing of the Equipment Loan, and your granting of the Equipment Liens and the Second Liens, and (b) TNRC's giving of the TNRC Guaranty and its granting of the Equipment Liens. This letter further confirms our agreement that (x) the Equipment Loan shall hereafter constitute "Permitted Indebtedness" under the Financing Agreement, (y) the Equipment Liens and the Second Liens shall hereafter constitute "Permitted Encumbrances" under the Financing Agreement, and (z) none of the foregoing transactions with CITEF shall constitute a Default or Event of Default under the Financing Agreement. The consents and agreements which we are making in this paragraph shall not be effective, however, until you and CITEF execute and deliver to us the Intercreditor Agreement.

   We further confirm to, and agree with, you that the payment of dividends by your subsidiaries to you, as allowed in clause (a) of paragraph 10(g) of Section 7 of the Financing Agreement is not otherwise prohibited by paragraph 19 of
Section 7 of the Financing Agreement.
                                        1

                                                                    Exhibit 10.9
                                                                   Page 19 of 19
   Except as set forth above, no other change in or waiver of the terms, provisions or conditions of the Financing Agreement is intended or implied.
This letter shall not constitute a waiver by us of any other existing Default or Event of Default (whether or not we have knowledge thereof), and shall not constitute a waiver of any other future Default or Event of Default.

   If the foregoing is in accordance with your understanding of our agreement kindly so indicate by signing and returning the enclosed copy of this letter.

                                        THE CIT GROUP/BUSINESS CREDIT, INC.
                                        By:_____________________________________
                                        Title:

Read and Agreed to:
LONE STAR STEEL COMPANY
By:___________________________________
Title:

                                        2